Exhibit 99.1

embecta announces changes to Board of Directors

PARSIPPANY, N.J., Nov. 17, 2025 -- Embecta Corp. (“embecta”) (Nasdaq: EMBC), a global company that is advancing its 100-year legacy in insulin delivery to become a broad-based medical supplies company, today announced that David J. Albritton, a member of the Board of Directors (the “Board”) of embecta, has resigned from the Board due to personal reasons, effective immediately. In addition, LTG (Ret.) David F. Melcher, Non-Executive Chairman of the Board, has informed the company that he will not stand for re-election at embecta’s 2026 annual stockholder meeting and will retire from the Board at that time due to several commitments outside of his service to the Company. Both have been Directors since the Board’s inception in 2022.

“On behalf of the entire Board of Directors and the global embecta team, I want to thank both of them for lending their experience, wisdom and guidance as we launched a new company in a dynamic environment,” said Devdatt “Dev” Kurdikar, President and Chief Executive Officer. “Each has brought invaluable leadership experience that helped us successfully navigate the unique challenges of separating and standing up embecta. In particular, I wish to thank David Albritton for his contributions in shaping our corporate identity and communications efforts as we worked to establish embecta and provide an unflinching focus on care for people living with diabetes.”

Mr. Kurdikar added, “I personally have benefited immensely from Dave Melcher’s leadership and mentoring since his appointment as Chair of our Board. His counsel and support as we executed multiple complex initiatives in a challenging macroenvironment have been an integral part of our ability to execute all our stand-up programs. I am deeply grateful for Dave’s service and contributions to our company.”

“It has been a privilege to serve as Chairman of such a distinguished and collegial Board of Directors,” said LTG Melcher. “As embecta transitions from its initial standup phase to one where we begin to seed growth, the company’s strategic direction and priorities are clear. I’m confident that the ongoing stewardship of Dev and the rest of the Board will enable embecta to continue to prioritize the needs of our customers, employees and shareholders.”

The Board expects to appoint Mr. Kurdikar as Chairman of the Board, and Dr. Claire Pomeroy, who has also served on the Board since its inception, as Lead Independent Director, each effective upon LTG Melcher's departure from the Board. The Corporate Governance and Nominating Committee will assess what expertise may be desired from future independent directors in view of the strategic direction of the company and accordingly recommend any potential replacements for the departing Directors.

About embecta

embecta is a global company that is advancing its 100-year legacy in insulin delivery to become a broad-based medical supplies company, helping to improve lives through innovative solutions, partnerships, and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.

Safe Harbor Statement Regarding Forward-Looking Statements

This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding strategic direction and priorities and expectations regarding our Board composition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will,” “goal” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others, the risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

Contacts:

Media	Investors
Christian Glazar	Pravesh Khandelwal
Sr. Director, Corporate Communications	VP, Head of Investor Relations
908-821-6922	551-264-6547
Contact Media Relations	Contact IR

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